Exhibit 99.1

Birch Communications to Acquire Cbeyond

Transaction Values Cbeyond at Approximately $323 Million

Atlanta, Ga. – April. 21, 2014 – Birch Communications, Inc., a leading provider of business focused communications, cloud and managed services based in Atlanta and Cbeyond, Inc. (Nasdaq: CBEY), the technology ally to small and mid-sized businesses also based in Atlanta, jointly announced today that they have entered into a definitive agreement under which Birch will acquire Cbeyond in an all-cash transaction valued at approximately $323 million.

Cbeyond stockholders will receive between $9.97 and $10.00 per share in cash. The exact amount will be determined based on stock transactions relating to previously granted stock awards to employees that occur after execution of the definitive agreement. At $9.97 per share, the purchase price represents a premium of 56.8% over Cbeyond’s stock price on November 5, 2013, the trading date before Cbeyond announced its process to explore strategic alternatives, and a premium of 40.8% over the closing price of Cbeyond’s stock on Thursday April 17, 2014.

Birch noted that the transaction:

•	Creates a nationwide communications, cloud and managed services provider with approximately $700 million in annual revenue and approximately 200,000 business customers located in all 50 states, the District of Columbia, Canada and Puerto Rico.

•	Serves customers at every stage of their business lifecycle - from an initial startup, to all sectors of the small- and medium-sized business (SMB) marketplace, to an enterprise requiring a national solution across multiple offices and data centers.

•	Creates a nationwide IP-based network with approximately 10,000 fiber route miles, over 500 fiber-lit buildings, 570 collocations and 5 data centers.

“This transaction will create a nationwide communications and technology services powerhouse and significantly advances our strategy to drive top-line revenue growth by enhancing the premier communications, cloud and managed services that are available to our business customers,” said Vincent M. Oddo, president and CEO of Birch. “The combined company will have a nationwide IP-network with a significant fiber infrastructure, an extensive data center presence in multiple markets, and a relentless focus on providing superior customer service.”

James Geiger, founder, chairman of the board and chief executive officer of Cbeyond said, “After a thorough six-month strategic review process in which we evaluated a wide range of alternatives in addition to a sale, the Cbeyond board of directors determined that this all-cash transaction with Birch maximizes stockholder value through an attractive premium. We have been strengthening the Cbeyond franchise with our 2.0 transformation; the wider reach with Birch enables the combined companies to increase service levels with a broad array of products to a larger number of customers.”

“We look forward to welcoming the Cbeyond customers and employees into the Birch family in the very near future. Providing award-winning customer service will continue to be our number-one priority as we move forward as a combined company,” said Chris Aversano, COO of Birch. “Having successfully completed more than 20 acquisitions, we are confident in our ability to execute a fast and seamless integration. We’ve already started on our integration planning and, as in prior transactions, we expect to begin implementation of those plans upon the closing.”

“We also look forward to integrating the Cbeyond sales organization, including management, representatives, partners, dealers and support staff into the Birch sales family,” said Christopher Ramsey, Chief Sales and Marketing Officer of Birch. “We are committed to making this a smooth and productive transition for all divisions of the sales organization.”

The Cbeyond transaction is the latest in a history of 21 acquisitions that Birch has completed in recent years. “The additional revenue scale, customer density, network reach, and product offerings will allow us to comprehensively meet the evolving, long-term needs of our business customers,” said Mr. Oddo. “We’re making this investment to serve our business customers in the best way possible for many years to come.”

The transaction has been unanimously approved by the boards of directors of both companies. The transaction is expected to close within six months, subject to customary conditions, including necessary approvals from federal and state regulators and the Cbeyond stockholders. Birch has obtained financing commitments from PNC Capital Markets LLC and Jefferies Finance LLC.

Lazard is acting as sole financial advisor and Jones Day is acting as legal advisor to Birch in the transaction.

UBS Investment Bank is acting as financial advisor and Latham & Watkins LLP is acting as legal advisor to Cbeyond in the transaction.

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About Birch

Birch Communications, Inc. provides IP-based communications, cloud and managed services to businesses in all 50 states, the District of Columbia, Canada and Puerto Rico. Birch services include: voice, broadband, Internet access, hosted services, managed services, wireless voice, wireless data and many other communications, cloud and managed services. Voice and broadband services are, in most cases, delivered using the Birch secure IP-network. Please visit www.birch.com for more information.

CONTACT:	Birch Communications, Inc.
Greg Corwin
Director of Marketing
816-300-1686
Greg.corwin@birch.com

About Cbeyond

Cbeyond, Inc. (Nasdaq: CBEY), is the technology ally for small and mid-sized businesses. We enable our customers to focus on their core business activities by shifting the burden of IT infrastructure management to us. We deliver cloud services, communications and connectivity through award-winning enterprise data centers and a private, IP enterprise network. Founded in 1999, Cbeyond is a technology service provider with a long history of delivering technology and service innovation for small and mid-sized businesses. Please visit www.cbeyond.com for more information.

CONTACT:	Investor Contact:
Cbeyond, Inc.
Rob Clancy
Senior Vice President of Finance
678-486-8023
Rob.clancy@cbeyond.com

Additional Information and Where to Find It

A stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger. Cbeyond expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. Cbeyond investors are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about Cbeyond, Birch and the proposed merger. Cbeyond investors may obtain a free copy of these materials (when they are available) and other documents filed by Cbeyond with the SEC at the SEC’s website at www.sec.gov, at Cbeyond’s website at www.cbeyond.com or by sending a written request to Cbeyond at 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339, Attention: General Counsel.

Participants in the Solicitation

Cbeyond and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Cbeyond’s stockholders in connection with the proposed merger will be set forth in Cbeyond definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the merger and the ability to consummate the merger. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Cbeyond undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Cbeyond may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger may not be satisfied and required regulatory approvals may not be obtained; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of Cbeyond may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) Cbeyond may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; (8) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (9) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, Cbeyond stockholders will cease to have any equity interest in Cbeyond and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of Cbeyond are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2013, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.